UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2006
TIM HORTONS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32843	51-0370507
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

874 Sinclair Road, Oakville, ON, Canada	L6K 2Y1
(Address of principal executive offices)	(Zip Code)
(905) 339-6511
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 24, 2006, with an effective date of February 28, 2006, Tim Hortons Inc. entered into an amendment of its Senior Credit Facilities Agreement by and among Tim Hortons Inc., The TDL Group Corp., the Lenders From Time To Time Parties Thereto, JPMorgan Chase Bank, N.A., Toronto Branch, The Bank of Nova Scotia, and JPMorgan Chase Bank, N.A., dated February 28, 2006, attached hereto as Exhibit 10(a). Also on April 24, 2006, with an effective date of February 28, 2006, Tim Hortons Inc. entered into an amendment of its Bridge Credit Facility Agreement by and among The TDL Group Corp., Tim Hortons Inc., JPMorgan Chase Bank, N.A., Toronto Branch, and Royal Bank of Canada, attached hereto as Exhibit 10(b).

Each of these amendments correct, on substantially similar terms, a drafting error in the original agreements by revising the timing of the application of the debt covenant thresholds to be consistent with the period during which Tim Hortons Inc. is permitted to repay certain intercompany debt. No additional changes have been made to the credit facilities. Lender approval has been obtained for both amendments, with no additional fees (other than the payment of customary expenses incurred in connection with the drafting of the amendments) to Tim Hortons Inc. or any of its subsidiaries as a result of the amendments.

Item 2.02	Results of Operations and Financial Condition.

On April 27, 2006, Tim Hortons Inc. issued a press release and other financial information relating to its first quarter results. The press release and other financial information are attached hereto as Exhibit 99.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 24, 2006, the Board of Directors of Tim Hortons Inc. increased the size of its Board from 8 to 10 members and appointed the following three new directors: Wayne C. Sales, Michael J. Endres, and J. Randolph Lewis.

Mr. Sales was appointed as a director to fill the vacancy created on April 17, 2006 by the resignation of Mr. John T. Schuessler. Mr. Sales’ appointment was effective April 24, 2006, and his term will continue until the annual meeting of shareholders in 2008.

The Board also appointed Mr. Endres as a director, effective April 24, 2006, to fill one of the newly-created Board seats. Mr. Endres’ term as director will continue until the annual meeting of shareholders in 2007. Mr. Endres was also appointed to the Audit Committee of the Board.

Mr. Lewis was also appointed as a director of Tim Hortons, Inc., effective April 24, 2006, to fill the remaining newly-created Board seat. Mr. Lewis’ term as director will continue until the annual meeting of shareholders in 2007.

Also on April 24, 2006, James V. Pickett, one of the existing directors of Tim Hortons Inc., was elected as Chairman of the Board of Directors.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit 10(a)	Amendment No. 1 to Senior Credit Facilities Agreement.

Exhibit 10(b)	Amendment No. 1 to Bridge Credit Facility Agreement.

Exhibit 99	Press release and other financial information issued by Tim Hortons Inc., dated April 27, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIM HORTONS INC.
By:	Leon M. McCorkle, Jr.
Leon M. McCorkle, Jr.
Vice President and Secretary

Date	April 27, 2006